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                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into this ____ day of ____________, 1997, effective September __, 1997, by and between A One A Produce & Provisions, Inc., a Florida corporation (the "Company") and Kenneth Cohen (hereinafter referred to as the "Employee").

     WHEREAS, the Company desires to enter into an agreement for the employment of Employee by the Company and to be assured of the continued services of Employee and Employee desires to enter into employment by the Company on the terms provided herein.

     NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:


     1.   Employment, Duties and Authority.

     The Company hereby employs Employee and Employee hereby accepts employment by the Company in an upper-level management position, on the terms, covenants and conditions herein contained. The Employee shall have such duties, responsibilities and authority as the by-laws of the Company shall from time to time provide and as the Board of Directors of the Company shall from time to time prescribe. During the term of Employee's employment hereunder, Employee shall devote his full time to the performance of his duties and responsibilities hereunder and will perform such duties and responsibilities faithfully and with reasonable care for the welfare of the Company. Employee shall provide services to the Company principally at its location in Broward County or at such other reasonably proximate location. During the term of his employment hereunder, Employee shall not perform any services for compensation for any person, firm, partnership or corporation in competition with the Company other than the Company without the express written consent of the Board of Directors of the Company.


     2.  Compensation.

          (a) Base Salary: The Company shall pay to Employee during the term of employment hereunder an annual salary of $65,000 ("Base Salary"), subject to review and increase by a majority in interest of the members of the Company from time to time. Such salary shall be paid by the Company to Employee in 26 bi-weekly installments, less amounts which the Company may be required to withhold from such payments by applicable federal, state or local laws or regulations. Such Base Salary shall be increased for each of the second, third and fourth years of the term of employment by an amount equal to 25% of any discretionary bonus paid to Employee for the immediately preceding year, such increase in each case not to exceed $5,000. The parties thereafter may adjust the Base Salary for the balance of the term hereof as they shall mutually agree. In the event the parties fail reach an agreement with

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     respect to such adjustment, Employees Base salary shall increase as stated
     above for the remainder of the term of this Agreement. Employee shall also be eligible to receive an annual bonus as determined by the Board of Directors of the Company.

          (b)  Bonus:

               (I) At the discretion of the Board of Directors of the Company, Employee may be entitled to a bonus each calendar year. The Company may establish and communicate standards to Employee for the achievement of bonus compensation each calendar year.

               (ii) In addition to the discretionary bonus provided for in clause 2(b)(I) above, Employee shall be entitled to the following cash bonus: (A) if, for the first calendar year of the term hereof, the "Pre-tax Income" of the Company equals at least $1,100,000 ("Base Amount"), then the Employee shall be paid a cash bonus equal to 10% of his Base Salary then in effect; (B) if such Pre-tax Income for such period is 120% of said Base Amount, Employee shall be paid an additional 10% of his then Base Salary; (C) if said Pre-tax Income is 140% of the Base Amount, Employee shall be paid an additional 15% of his then Base Salary; and (D) if said Pre-tax Income is 160% of the Base Amount, Employee shall be paid an additional 15% of his then Base Salary; and (E) if said Pre-tax Income is 200% of said Base Amount, Employee shall be paid an additional 20% of his then Base Salary as a bonus. Such bonus shall be paid incrementally pro rata for any "Pre-Tax Income" exceeding 120% of the Base Amount in any calendar year during the term hereof.

               For each subsequent calendar year, during the term hereof, following the first calendar year, the Base Amount upon which such bonuses shall be calculated shall be the greater of $1,100,000 or the defined Pre-tax income of the Company of the immediately-preceding calendar year, and the percentages of the then Base Salary to be paid to Employee as a cash bonus shall be as aforesaid.

               (iii) For purposes of clause 2(b)(ii) above, the term "Pre-tax Income" shall mean the income of Company (before deducting federal, state and local income taxes) for the applicable calendar year, determined by the independent certified public accountants of the Company in accordance with generally accepted accounting principles consistently applied. To the extent any period during the term hereof is not a complete calendar year, such bonus shall be paid pro rata for the balance of the incomplete period.


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               (iv)  In addition, the Company will use its best efforts to issue
          10,000 shares of its common stock to Employee under its current Employee Stock Option Plan.


     3.   Benefits; Vacation; Expense Reimbursement.

          (a) Benefits. The Employee shall be entitled to, and shall receive, all other perquisites and benefits of employment available to other employees of the Company generally, including, without limitation, participation in any group health plans or pension or profit-sharing plans, as shall be instituted by the Company, in its sole discretion.

          (b) Vacation. Employee shall be entitled to two weeks' vacation annually, provided however, that no more than two weeks of vacation time may be taken continuously. After two years, Employee shall be entitled to three weeks vacation annually.

          (c) Expense Reimbursement. During the term hereof, the Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in the performance of his duties hereunder, including without limitation, travel, meals, lodging, office supplies or equipment subject to such reasonable limitations, restrictions and reporting standards as the Board of Directors of the Company may from time to time establish. Employee shall provide to the Company promptly after incurring any such expenses a detailed report thereof and such documentation as the Company shall from time to time require and as shall be sufficient to support the deductibility of all such expenses by the Company for federal income tax purposes.

          (d) Other Benefits. Notwithstanding the foregoing, Employee shall be entitled to the following during the term hereof:

               (I) $600 per month as and for payment or reimbursement of health insurance premiums for Employee and his immediate family members;

               (ii) $750 per month as and for a car allowance (Employee pays his own maintenance and insurance with respect thereto); and

               (iii)  the use of a Company car phone.


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     4.   Term.

          (a) Term. The employment of Employee hereunder shall be for a term of five years commencing on September __, 1997 and expiring on September __, 2002.

          (b) Renewal. This term may be renewed upon written agreement of the parties. The parties shall begin to use their best efforts to secure renewal of this Agreement in the fourth year of the term of this Agreement. If such agreement to renew shall not be reached by the end of the term due to the Company's actions, the provisions of paragraph 7 shall not apply. In the event the parties fail to reach an agreement to renew, such failure to renew shall be considered due to the Company's actions if the Company offers compensation to the Employee in an amount less than the compensation paid in the fifth year of the term of this Agreement. If, however, the failure to reach an agreement to renew is due to the actions of the Employee, the provisions of paragraph 7 shall survive expiration of the term.


     5.   Termination By Company.

          (a) Company's Right To Terminate Prior To Expiration Of Term. The Company shall be entitled to terminate this Agreement prior to the expiration of its term on the occurrence of either:

               (i) an event of default with respect to Employee, as provided herein, or

               (ii) Death or Total Disability of Employee, as defined herein, occurring during the term or any renewal term of Employee's employment hereunder; or

               (iii)  subject to paragraph 5(f) hereof, without cause.

          (b) Event Of Default By Employee. For purposes of this paragraph, an event of default with respect to Employee shall include:

               (i) any willful failure by Employee to perform his duties, responsibilities or obligations hereunder in a faithful and diligent manner or with reasonable care and (if such failure can be cured) the failure by Employee to cure such failure within 10 days after written notice thereof shall have been given to Employee by the Company;


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               (ii)  embezzlement or conversion by Employee of any funds of
          Employer or any client of Employer;

               (iii) destruction or conversion by Employee of any property of Employer, without Employer's consent;

               (iv)  Employee's conviction of a felony;

               (v)  Employee's adjudication as an incompetent;

               (vi)  Employee's habitual intoxication;

               (vii) Conduct unbefitting an employee of Company which casts Company in a shameful light; or

               (viii)  Employee's breach of paragraphs 7 or 8 hereof.

          (c) Total Disability. Total Disability of Employee shall be deemed to have occurred hereunder either as determined by the definition of disability under any disability policy through an insurance company in effect for the Company or, if none is in effect, when Employee shall have failed or been unable to perform his duties hereunder on a full-time basis for an aggregate of 180 days ("Disability Period") and with a certification from a licensed physician in the State of Florida that Employee is permanently disabled from performing his duties hereunder. Where the conclusion of one Disability Period is followed within six months by the start of a second Disability Period and the disabilities are the same or related, both Disability Periods shall be aggregated for purpose of this subparagraph (c).

          (d) Effect Of Termination. In the event of termination of this Agreement and Employee's employment pursuant to paragraph 5(a) hereof, all rights and obligations of the Company and Employee hereunder shall terminate on the date of such termination, subject to the following:

               (i) Employee shall be entitled to receive (subject to any rights of setoff or counterclaim by the Company) all salary, additional compensation and benefits which shall have accrued prior to the date of such termination, and the obligation of the Company for the payment of salary, additional compensation or benefits shall terminate as at the date of such termination; and

               (ii) All rights of the Company or Employee which shall have accrued hereunder prior to the date of such termination, and all provisions of this Agreement which are to survive termination of employment of Employee


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          hereunder, including but not limited to paragraph 7, shall survive such termination, and the Company and Employee shall continue to be bound by such provisions in accordance with the terms thereof.

          (e) Death Of Employee. This Agreement and all rights and obligations of the parties hereunder shall terminate immediately upon the death of Employee except that the Company shall pay to the heirs, legatees or personal representative of Employee all compensation or benefits hereunder accrued but not paid to the date of Employee's death.

          (f) Termination Without Cause. If the Company terminates this Agreement without cause, in addition to any other rights Employee may have hereunder, the Company shall pay to the Employee an amount equal to eight bi-weekly installments of Employee's then Base Salary, such payment to be deemed a severance payment and not a penalty. Moreover, in the event of such termination without cause, the provisions of paragraph 7 shall not apply.

     6.   Termination By Employee.

          (a) Employee's Right To Terminate. Employee shall be entitled to terminate his employment with the Company under this Agreement prior to the expiration of its term upon the occurrence of an event of default with respect to the Company.

          (b) Event Of Default By Company. For purposes of this paragraph, an event of default with respect to the Company shall include:

               (i) any failure by the Company to perform its obligations to Employee under this Agreement and (if such failure can be cured) the failure by the Company to cure such failure within 10 days after written notice thereof shall have been given to the Company by Employee;

               (ii) the Company's admitting in writing its inability to pay its debts generally as they become due;

               (iii) the Company's filing a petition for relief under any chapter of Title 11 of the United States Code or a petition to take advantage of any insolvency laws of the United States of America or any state thereof;

               (iv) the Company's making an assignment for the benefit of its creditors;

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               (v)   the Company's consent to the appointment of a receiver of
          itself or of the whole or any substantial part of its property; or

               (vi) the Company's filing a petition or answer seeking reorganization under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof.

          (c) Effect Of Termination. In the event of termination of the Agreement by Employee in accordance with paragraph 6(a) hereof, all rights and obligations of the Company and Employee hereunder shall terminate on the date of such termination, subject to the following:

               (i) Employee shall be entitled to receive all salary, additional compensation and benefits which shall have accrued prior to the date of such termination and the Company's obligation for the payment of salary, additional compensation and benefits shall terminate as of the date of such termination; and

               (ii) All rights of the Company or Employee which shall have accrued hereunder prior to the date of such termination and all provisions of this Agreement which are to survive termination of employment of Employee hereunder, except the provisions of paragraph 7 shall survive such termination.

     7.   Restrictive Covenant.

          (a) Non-Competition. Employee agrees that, so long as he is employed by Company pursuant to this Agreement, and for a period of 18 months following termination of this Agreement by Employee pursuant to paragraph 5, other than paragraph 5(f) hereof, he will not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, partnership or corporation other than Company or in any other capacity:

               (i) own, manage, operate, participate in, perform services for or otherwise carry on a business similar to or competitive with the business of Company within 500 miles of Fort Lauderdale, Florida;

               (ii) induce or attempt to persuade any employee of Company to terminate such employment relationship in order to enter into any such relationship with such person or to enter into any such relationship on behalf of any other business organization in competition with Company or any of its affiliates;

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               (iii)  solicit any business related to the business conducted by
          Company from any clients, agencies of clients, customers, or prospective or former clients, agencies of clients or customers of Company; or

               (iv) perform services of any nature for any entity which engages in or conducts any business that competes with, restricts or interferes with the business of Company.

          (b) Injunctive Relief. Without limiting the right of Company or any of its successors or permitted assigns to pursue all other legal and equitable rights available to them for violation of the covenants set forth in subparagraph 7(a) hereof, it is agreed that such other remedies cannot fully compensate Company and its successors and assigns for such a violation and that Company and its successors and assigns shall be entitled to injunctive relief, without the necessity of posting any bond, to prevent violation or continuing violation hereof. It is the intent and understanding of each party that if, in any action before any court or agency legally empowered to enforce this covenant, any term, restriction, covenant or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such a court or agency.

     8.   Confidential Information.

          (a) Definitions. "Confidential Information" means information disclosed by the Company to Employee, or developed or obtained by Employee during his employment by the Company, either before the date or during the term of this Agreement, provided that such information is not generally known in the business and industry in which the Company is or may subsequently become engaged, relating to or concerning the business, projects, techniques or methods of the Company, whether relating to food preparation, marketing, merchandising, selling or otherwise. Without limitation, Confidential Information shall include all know-how, technical information, ideas, concepts and processes relating to the business of the Company, whether now existing or hereafter developed, and all prices, customer names and customer lists but shall exclude the names of customers known to Employee prior to the effective date hereof.

          (b) Non-Disclosure. Employee agrees that, during the term hereof or while Employee shall receive compensation hereunder and after termination of this employment with the Company for so long as the Confidential Information shall not be generally known or generally disclosed (except by Employee or by means of wrongful use or disclosure), Employee shall not use any Confidential Information, except on behalf of the Company during the term hereof, or disclose any Confidential

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     Information to any person, firm, partnership, company, corporation or other entity, except as authorized by a majority interest of members of the Company.

     9.   Specific Enforcement.

     Employee is obligated under this Agreement to render service of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value so that the loss of such service or violation by Employee of this Agreement could not reasonably or adequately be compensated in damages in an action at law. Therefore, in addition to other remedies provided by law, the Company shall have the right during the term or any renewal term of this Agreement (or thereafter with respect to obligations continuing after the expiration or termination of this Agreement) to compel specific performance hereof by Employee or to obtain temporary and permanent injunctive relief, without any bond, against violations of the non-competition and non-disclosure provisions recited herein by Employee. The prevailing party will be entitled to recover all costs and expenses incurred by him or it in connection therewith, including attorneys' fees.

     10.  Assignment.

     The rights and duties of a party hereunder shall not be assignable by that party, without the express written consent of the other party.

     11.  Binding Effect.

     This Agreement shall be binding upon the parties hereto and their respective successors in interest, heirs and personal representatives and, to the extent permitted herein, their assigns.

     12.  Severability.

     If any provision of this Agreement or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that, if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, any court may so modify the objectionable provision so as to make it valid, reasonable and enforceable.

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     13.  Notices.

     All notices, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, postage prepaid, to the parties as follows:

     If to the Company:       A One A Produce & Provisions, Inc.
                              1351 N.W. 22nd Street
                              Pompano Beach, Florida 33069
                              Attn: Jonathan S. Lasko, CEO

     If to Employee:          Kenneth Cohen
                              10010 S.W. 133rd Street
                              Miami, Florida   33176

     Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the date of mailing. Either party may change the address to which notices to such party may be given hereunder by serving a proper notice of such change of address to the other party.

     14.  Entire Agreement.

     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments, contracts or understandings with respect thereto and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both of the parties hereto.

     15.  Waivers.

     No failure by either party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other party shall not affect or impair such party's rights in respect to any subsequent default of the same or a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party's rights as to such default or any subsequent default.

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     16.  Governing Law; Jurisdiction.

     For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Florida and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of Florida, without regard to conflicts of laws principles thereunder.

     17.  Jurisdiction and Venue.

     Any and all suits for any and every breach of this Agreement may be instituted and maintained in any court of competent jurisdiction in Broward County, Florida and the parties hereto consent to the jurisdiction and venue in such court.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              __________________________________


                              By:_______________________________
                                    Authorized Officer

Attest:


______________________________
Secretary


                              EMPLOYEE:


                              __________________________________
                              Kenneth Cohen

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